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                                   EXHIBIT 99

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1998 AND DECEMBER 31, 1997
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                              ASSETS
                                                                          MAR. 31,       Dec. 31,
                                                                            1998           1997
                                                                        ------------    -----------
Current assets:                                                         (Unaudited)
   Cash and cash equivalents                                            $    61,053           4,141
   Short-term investments-available for sale, at market value               635,270         635,743
   Premiums receivable                                                      289,549         275,646
   Other receivables                                                         53,484          45,418
   Prepaid expenses and other current assets                                 20,849          10,097
   Refundable income taxes                                                   71,603         120,439
   Deferred income taxes                                                     31,866          38,092
                                                                        -----------       ---------
        Total current assets                                              1,163,674       1,129,576

Property and equipment, at cost, net of accumulated depreciation and
   amortization of $139,999 in 1998 and $125,926 in 1997                    171,801         147,093
Deferred income taxes                                                       117,846          86,406
Other noncurrent assets                                                      38,409          34,914
                                                                        -----------       ---------
        Total assets                                                    $ 1,491,730       1,397,989
                                                                        ===========       =========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Bridge notes payable                                                 $   200,000              --
   Current portion of capital lease obligations                               6,186              --
   Medical costs payable                                                    739,195         762,959
   Trade accounts payable and accrued expenses                              176,262         152,152
   Unearned premiums                                                         46,897         124,603
   Deferred income taxes                                                      7,798           9,059
                                                                        -----------       ---------
        Total liabilities                                                 1,176,338       1,048,773
                                                                        -----------       ---------

Obligations under capital leases                                             14,123              --

Shareholders' equity:
   Common stock, $.01 par value, authorized 400,000,000
        shares; issued and outstanding 79,514,037 in 1998
        and 79,474,439 in 1997                                                  795             795
   Additional paid-in capital                                               437,983         437,653
   Retained earnings (deficit)                                             (140,800)        (95,498)
   Unrealized net appreciation of investments                                 3,291           6,266
                                                                        -----------       ---------
        Total shareholders' equity                                          301,269         349,216
                                                                        ===========       =========
        Total liabilities and shareholders' equity                      $ 1,491,730       1,397,989
                                                                        ===========       =========
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